EXHIBIT D
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                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                        1999 OMNIBUS STOCK INCENTIVE PLAN

                           Adopted on August 16, 1999
                       Effective as of September 23, 1999

            1. Purpose. The purpose of the American Home Mortgage Holdings, Inc. 1999 Omnibus Stock Incentive Plan (the "Plan") is to maintain the ability of American Home Mortgage Holdings, Inc. (the "Company") and its subsidiaries to attract and retain highly qualified and experienced employees, officers and directors and to give such employees, officers and directors a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to the Plan, such employees, officers and directors will be offered the opportunity to acquire the Company's Common Stock, par value $.0l per share (the "Common Stock"), through the grant of options, stock appreciation rights in tandem with such options, the award of restricted stock under the Plan, bonuses payable in stock or a combination thereof. Unless the context clearly indicates otherwise, references herein to "option" or "options" shall include any tandem stock appreciation right that may be granted in connection with such option or options in accordance with Section 6(f). As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

            2. Administration of the Plan. The Plan shall be administered by a compensation committee (the "Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which Committee shall consist of not less than two members of the Board; provided, however, that with respect to members of the Committee and any other directors who (i) are not employees of the Company or any of its subsidiaries or affiliates and (ii) are otherwise not eligible for selection to participate in any other plan of the Company or any of its subsidiaries or affiliates that entitles the participant therein to acquire securities or derivative securities of the Company ("Nonemployee Directors"), the Plan shall be administered by the entire Board, and accordingly, with respect to Committee members and other Nonemployee Directors, references herein to "Committee" shall mean the entire Board. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

            In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees and directors of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall determine the employees and directors to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards. Within the limitations of the Plan, the number of shares for which options will be granted from

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time to time and the periods for which the options will be  outstanding  will be determined by the Committee.

            Each option or stock or other awards granted pursuant to the Plan shall be evidenced by an option agreement or award agreement (an "Agreement"). An Agreement shall not be a precondition to the granting of options or stock or other awards; however, no person shall have any rights under any option or stock or other awards granted under the Plan unless and until the person to whom such option or stock or other award shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of all Agreements. A fully executed original of the Agreement shall be provided to both the Company and the recipient of the grant or award.

            3. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 750,000 shares of Common Stock except that said number of shares shall be adjusted as provided in
Section 13. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

            4. Eligibility. Key salaried employees, including officers, and directors of the Company and its subsidiaries are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The maximum number of shares of Common Stock that shall be available for the grant of options intended to be incentive stock options, as defined in
Section 422 of the Code, shall be 750,000 shares (subject to adjustment as provided in Section 13 hereof). The employees and directors who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee or director selected. Such key salaried employees and directors who are selected to participate in the Plan shall be referred to collectively herein as "Participants." In no event shall any Participant who is a key employee be granted stock options with respect to more than 150,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 13 hereof).

            5. Duration of the Plan. No award or option may be granted under the Plan more than ten years from the date the Plan is adopted by the Board or the date the Plan receives shareholder approval, whichever is earlier, but awards or options theretofore granted may extend beyond that date.

            6. Terms and Conditions of Stock Options. All options granted under this Plan shall be either incentive stock options, as defined in Section 422 of the Code, or options other than incentive stock options; provided, however, that all options granted to Nonemployee Directors shall be nonstatutory stock options not intended to qualify as incentive stock options entitled to special tax treatment under Section 422 of the Code. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions,

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and to such  other  terms  and  conditions  not  inconsistent  therewith  as the
Committee shall determine.

            (a) The option price per share shall be determined by the Committee. However, subject to Section 6(k), the option price of incentive stock options shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time the option is granted. For purposes of the Plan, the "Fair Market Value" on any date, means (i) if the Common Stock is listed on a national securities exchange or quotation system, the closing sales prices on such exchange or quotation system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the bid and asked prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date or (iii) if the Common Stock is neither listed on a national securities exchange or quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

            (b) Each option shall be exercisable pursuant to the attainment of such performance goals and/or during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Agreement. In no event may an option be exercised more than ten years from the date the option was granted.

            (c) Unless otherwise provided in the Agreement, no option shall be exercisable within six months from the date of the granting of the option. An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of 50 shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

            (d) Each Agreement shall state whether the option(s) evidenced thereby will or will not be treated as incentive stock option(s).

            (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including, if required by applicable law, taxes, if any. Payment, except as provided in the Agreement, shall be made as follows:

            (i)   in United States dollars by certified check or bank draft; or

            (ii) by tendering to the Company shares of Common Stock already owned for at least six months by the person exercising the option, which may include shares received as the result of a prior exercise of an option, and having a Fair Market Value on the date on which the option is exercised equal to the cash exercise price applicable to such option; or

            (iii) by a combination of United States dollars and shares of Common Stock as aforesaid; or

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            (iv) in accordance with a cashless  exercise program  established by the Committee in its sole discretion under which either (A) if so instructed by the optionee, shares may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or (B) shares may be issued by the Company to an optionee's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to the Company that portion of the proceeds from the sale of such shares that is equal to the exercise price of the option(s) relating to such shares; or

            (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

            No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to such optionee's option until such optionee has given written notice of exercise of such optionee's option and paid in full for such shares.

            (f) Notwithstanding the foregoing, the Committee may, in its sole discretion, grant to a grantee of an option a right (a "stock appreciation right") to elect, in the manner described below, in lieu of exercising such grantee's option for all or a portion of the shares of Common Stock covered by such option, to relinquish such grantee's option with respect to any or all of such shares and to receive from the Company a payment having a value equal to the amount by which (a) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, exceeds (b) the total exercise price for that number of shares of Common Stock under the terms of such option; provided, however, that to the extent that a stock appreciation right is exercised by a Participant who is or may be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the ten-day election period described in Rule 1.6b-3(e) of the Exchange Act, the amount described in clause
(a) above shall be equal to the highest Fair Market Value of the shares of Common Stock during such ten-day election period. A stock appreciation right shall be exercisable at the time the tandem option is exercisable, and the "expiration date" for the stock appreciation right shall be the expiration date for the tandem option. A grantee who makes such an election shall receive payment in the sole discretion of the Committee (i) in cash equal to such excess or (ii) in the nearest whole number of shares of Common Stock of the Company having an aggregate Fair Market Value, which is not greater than the cash amount calculated in clause (i) above; or (iii) a combination of the forms of payment described in clauses (i) and (ii) above. A stock appreciation right may be exercised only when the amount described in clause (a) above exceeds the amount described in clause (b) above. An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Committee, is received at the Company's offices. An option or any portion thereof with respect to which a grantee has elected to exercise the stock appreciation rights described above shall be surrendered to the Company and such option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right shall be evidenced by such form of Agreement as the Committee may prescribe. The
Agreement evidencing stock appreciation rights shall be personal and will provide that the stock appreciation rights will not be transferable by the grantee otherwise than by will or the laws of

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descent and distribution and that they will be exercisable,  during the lifetime of the grantee, only by the grantee.

            (g) Except as provided in the Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee or director of either the Company or of a subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and if so, to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the option. If the grantee should die, or become permanently disabled as determined by the Committee in accordance with the Agreement, at any time when the option, or any portion thereof, shall be exercisable by such grantee, the option will be exercisable within a period provided for in the Agreement, by the optionee or person or persons to whom such optionee's rights under the option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

            (h) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 6(g). During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee as provided in Section 6(g), the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

            (i) Notwithstanding any intent to grant incentive stock options, an option granted will not be considered an incentive stock option to the extent that it together with any earlier incentive stock options permits the exercise for the first time in any calendar year of more than $100,000 in Fair Market Value of Common Stock (determined at the time of grant).

            (j) The Committee may, but need not, require such consideration from an optionee at the time of granting an option as it shall determine, either in lieu of, or in addition to, the limitations on exercisability provided in
Section 6(e).

            (k) No incentive stock option shall be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the Fair Market Value of one share of Common Stock, as determined in accordance with Section 6(a), on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.

            (l) An option and any Common Stock received upon the exercise of an option shall be subject to such other transfer restrictions and/or legending requirements that are specified in the Agreement.

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            7.    Terms and Conditions of Restricted Stock Awards. All awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

            (a) Awards of restricted stock may be in addition to or in lieu of option grants.

            (b) During a period set by, and/or until the attainment of particular performance goals based upon criteria established by, the Committee at the time of each award of restricted stock (the "restriction period") as specified in the Agreement, the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the option price of any option granted under the Plan, provided an equal number of shares delivered to the recipient shall carry the same restrictions as the shares so used.

            (c) If so provided in the Agreement, shares of restricted stock shall become free of all restrictions if (i) the recipient dies, (ii) the recipient's employment terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires under specific circumstances set forth in the Agreement, or (iv) there is a Change in Control (as defined in Section 9 hereof) of the Company. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. If the Committee determines that any such recipient is not permanently disabled, the restricted stock held by such recipient shall be forfeited and revert to the Company.

            (d) Unless and to the extent otherwise provided in the Agreement in accordance with Section 7(c), shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment or directorship during the restriction period, except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

            (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

            (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period, and the Company shall then deliver Common Stock certificates evidencing such stock to the recipient.

            (g) Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legending requirements that are specified in the Agreement.

            8. Bonuses Payable in Stock. In lieu of cash bonuses otherwise payable under the Company's or applicable subsidiary's compensation practices to employees and directors eligible to participate in the Plan, the Committee, in its sole discretion, may determine

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that such bonuses shall be payable in Common Stock or partly in Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such amount by the Fair Market Value of one share of Common Stock on the date the bonus is payable.

            9.    Change in Control.

            (a) In the event of a Change in Control of the Company, the Committee may, in its sole discretion, provide that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

            (i) accelerate restriction periods for purposes of vesting in, or realizing gain from, any outstanding option or shares of restricted stock awarded pursuant to this Plan;

            (ii)  offer  to  purchase  any  outstanding   option  or  shares  of
      restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

            (iii) make adjustments or modifications to outstanding options or with respect to restricted stock as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such Change in Control.

            Any such action approved by the Committee shall be conclusive and binding on the Company, its subsidiaries and all Participants; provided, however, that notwithstanding the foregoing, under no circumstances shall the Committee take or approve any action that would result in an "Excess Parachute Payment," as defined in Section 280G(b) of the Code.

            For purposes hereof, "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, such a Change in Control shall in any event be deemed to occur if and when:

            (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), the Company, its subsidiaries and affiliates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

            (ii) stockholders approve a merger or consolidation as a result of which securities representing less than 51% of the combined voting power of the outstanding voting securities of the surviving or resulting corporation will be beneficially owned, directly or indirectly, in the aggregate by the former stockholders of the Company;

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            (iii)  stockholders  approve either (A) an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity which is not a subsidiary of the Company, or (B) a plan of complete liquidation;

            (iv) the persons who were members of the Board immediately before the completion of a tender offer by any person other than the Company or a subsidiary or affiliate of the Company, or before a merger, consolidation, or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions; or

            (v) a change in control of the Company occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act if the Company were subject to the provisions of the Exchange Act at the time such change in control occurs (whether or not the Company is subject to the Exchange Act at that time), and at the time such change in control occurs, the Company is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 30% of the combined voting power of the Company's then outstanding securities, and (B) more than the percentage of the combined voting power of the Company's outstanding securities beneficially owned, directly or indirectly, at that time by any other person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act).

            (b) In no event, however, may (i) any option be exercised prior to the expiration of six months from the date of grant (unless otherwise provided for in the Agreement), or (ii) any option be exercised after ten years from the date it was granted.

            10. Transfer, Leave of Absence. For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or affiliate of the Company, shall not be deemed a termination of employment.

            11.   Rights of Employees and Directors.

            (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the Agreement.

            (b) Nothing contained in the Plan or Agreement shall be deemed to give any employee or director the right to be retained in the service of the Company or its subsidiaries.

            12.   Tax Withholding Obligations.

            (a) If required by applicable law, the payment of taxes, upon the exercise of an option pursuant to Section 6(e) or a stock appreciation right pursuant to Section 6(f), shall be in cash at the time of exercise or on the applicable tax date under Section 83 of the Code, if later; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee;

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provided,  further,  however,  the amount of Common Stock so withheld  shall not exceed the minimum required withholding obligation.

            (b) If required by applicable law, recipients of restricted stock, pursuant to Section 7, shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to
Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. If tax withholding is required by applicable law, in no event shall Common Stock be delivered to any awardee until such awardee has paid to the Company in cash the amount of such tax required to be withheld by the Company or has elected to have such awardee's withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee or otherwise entered into an agreement satisfactory to the Company providing for payment of withholding tax.

            (c) the Company shall first withhold from any cash bonus described in Section 8, an amount of cash sufficient to meet its tax withholding obligations before the amount of Common Stock paid in accordance with Section 8 is determined.

            13.   Changes in Capital; Reorganization.

            (a) Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, and the like, the aggregate number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under (i) each option and the option price per share and (ii) each award of restricted stock shall, in each case, be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

            (b) In the event (i) the Company is merged or consolidated with another entity and the Company is not the surviving corporation, or the Company shall be the surviving corporation and there shall be any change in the Common Stock of the Company by reason of such merger or consolidation, or (ii) all or substantially all of the assets of the Company are acquired by another corporation, or (iii) there is a reorganization or liquidation of the Company (each, a "Reorganization Event"), or (iv) the Board shall propose that the Company enter into a Reorganization Event, then the Board (acting solely through members of the Board who were members of the Board prior to the occurrence of the Reorganization Event) may in its discretion take any or all of the following actions:

            (i) by written notice to the holders of stock options or restricted stock awards, provide that the stock options or restricted stock awards shall be terminated unless exercised within 30 days (or such longer period as the Board shall determine in its discretion) after the date of such notice; and

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

            (ii) advance the dates upon which (A) any or all outstanding stock options and stock appreciation rights shall be exercisable or (B) restrictions applicable to restricted stock awards shall lapse.

            Whenever deemed appropriate by the Board, any action referred to in this Section 13(b) may be made conditioned upon the consummation of the applicable Reorganization Event.

            (c) Any adjustments or other action pursuant to this Section 13 shall be made by the Board and the Board's determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

            14.   Miscellaneous Provisions.

            (a) The Plan Shall be Unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right under the Plan. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

            (b) It is understood that the Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, without limitation, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

            (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

            (d)   By  accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's or person's acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

            (e)   THE PLAN  SHALL BE  GOVERNED  BY AND  CONSTRUED  IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

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

            15.   Limits of Liability.

            (a) Any liability of the Company or any of its subsidiaries to any participant with respect to any option or award shall be based solely upon contractual obligations created by the Plan and the Agreement.

            (b) None of the Company or any of its subsidiaries, or any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

            16. Amendments and Termination. The Board may, at any time, amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

            (a) except as is provided in Section 13, increase the maximum number of shares of Common Stock reserved for the purpose of the Plan;

            (b) except as is provided in Section 13, decrease the option price of an option to less than 100% of the Fair Market Value of a share of Common Stock on the date of the granting of the option;

            (c) change the class of persons eligible to receive an award of restricted stock, options or bonuses payable in Common Stock under the Plan; or

            (d)   extend the duration of the Plan.

the Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without such holder's written consent.

            17. Duration. The Plan shall be adopted by the Board as of the date on which it is approved by a majority of the Company's stockholders, which approval must occur within the period ending 12 months after the date the Plan is adopted. The Plan shall terminate upon the earliest of the following dates or events to occur:

            (a) the adoption of a resolution of the Board, terminating the Plan; or

            (b) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or

            (c)   ten years from the date hereof.


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